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EXHIBIT 21.1

The Greenbrier Companies, Inc.

List of Subsidiaries

State of Name	Names Under Which Incorporation	Does Business
3048389 Nova Scotia Limited	Nova Scotia, Canada	N/A
Autostack Corporation	OR	N/A
Greenbrier-Concarril, LLC	DE	N/A
Greenbrier de Mexico, S.R.L. de C.V.	Mexico	N/A
Greenbrier Europe B.V.	Netherlands	N/A
Greenbrier Germany GmbH	Germany	N/A
Greenbrier Leasing Corporation	DE	Intermodal
Greenbrier Leasing Limited	Nova Scotia, Canada	N/A
Greenbrier Leasing Limited Partner, LLC	DE	N/A
Greenbrier Leasing, LLC	DE	N/A
Greenbrier Leasing, L.P.	DE	N/A
Greenbrier Logistics, Inc.	OR	N/A
Greenbrier Poland Sp z.o.o.	Poland	N/A
Greenbrier Railcar, Inc.	DE	N/A
Greenbrier U.K. Limited	United Kingdom	N/A
Gunderson-Concarril, S.A. de C.V.	Mexico	N/A
Gunderson, Inc.	OR	N/A
Gunderson Leasing, Inc.	OR	N/A
Gunderson Marine, Inc.	OR	N/A
Gunderson Rail Services, Inc.	OR	N/A
InterAmerican Logistics Inc.	Ontario, Canada	N/A
Superior Transportation Systems, Inc.	OR	N/A
Tolan O'Neal Transportation & Logistics, Inc.	WA	N/A
TrentonWorks Limited	Nova Scotia, Canada	N/A
WagonySwidnica S.A.	Poland	N/A

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  EXHIBIT 21.1
The Greenbrier Companies, Inc. List of Subsidiaries